EXECUTION COPY




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                  ENTEX INFORMATION SERVICES, INC., as Issuer,

                           the GUARANTORS named herein

                                       and

                         MARINE MIDLAND BANK, as Trustee

                                    INDENTURE

                            Dated as of July 29, 1998

                                  $100,000,000

                   12 1/2% Senior Subordinated Notes due 2006




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

                              CROSS-REFERENCE TABLE

  TIA                                                            Indenture
Section                                                           Section
-------                                                           -------

310      (a)(1) ...............................................    7.10
         (a)(2) ...............................................    7.10
         (a)(3) ...............................................    N.A.
         (a)(4) ...............................................    N.A.
         (b) ..................................................    7.08; 7.10
                                                                   12.02
         (b)(1) ...............................................    7.10
         (b)(9) ...............................................    7.10
         (c) ..................................................    N.A.
311      (a) ..................................................    7.11
         (b) ..................................................    7.11
         (c) ..................................................    N.A.
312      (a) ..................................................    2.05
         (b) ..................................................    12.03
         (c) ..................................................    12.03
313      (a) ..................................................    7.06
         (b)(1) ...............................................    N.A.
         (b)(2) ...............................................    7.06
         (c) ..................................................    12.02; 7.06
         (d) ..................................................    7.06
314      (a) ..................................................    4.02; 4.04
                                                                   12.02
         (b) ..................................................    N.A.
         (c)(1) ...............................................    12.04; 12.05
         (c)(2) ...............................................    12.04; 12.05
         (c)(3) ...............................................    N.A.
         (d) ..................................................    N.A.
         (e) ..................................................    12.05
         (f) ..................................................    N.A.
315      (a) ..................................................    7.01; 7.02
         (b) ..................................................    7.05; 12.02
         (c) ..................................................    7.01
         (d) ..................................................    6.05; 7.01
                                                                   7.02
         (e) ..................................................    6.11
316      (a)(last sentence) ...................................    12.06
         (a)(1)(A) ............................................    6.05
         (a)(1)(B) ............................................    6.04
         (a)(2) ...............................................    8.02
         (b) ..................................................    6.07
         (c) ..................................................    8.04
317      (a)(1) ...............................................    6.08
         (a)(2) ...............................................    6.09
         (b) ..................................................    7.12
318      (a) ..................................................    12.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                                                         PAGE

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions..................................................1
SECTION 1.02.  Other Definitions...........................................22
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...........22
SECTION 1.04.  Rules of Construction.......................................23

                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01.  Dating; Incorporation of Form in Indenture..................24
SECTION 2.02.  Execution and Authentication................................24
SECTION 2.03.  Registrar and Paying Agent..................................25
SECTION 2.04.  Paying Agent to Hold Money in Trust.........................26
SECTION 2.05.  Noteholder Lists............................................26
SECTION 2.06.  Transfer and Exchange.......................................26
SECTION 2.07.  Replacement Notes...........................................27
SECTION 2.08.  Outstanding Notes...........................................27
SECTION 2.09.  Temporary Notes.............................................28
SECTION 2.10.  Cancellation................................................28
SECTION 2.11.  Defaulted Interest..........................................28
SECTION 2.12.  Deposit of Moneys...........................................29
SECTION 2.13.  CUSIP Number................................................29
SECTION 2.14.  Book-Entry Provisions for Global Notes......................29
SECTION 2.15.  Special Transfer Provisions.................................32

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01.  Notices to Trustee..........................................34
SECTION 3.02.  Selection by Trustee of Notes to Be Redeemed................34
SECTION 3.03.  Notice of Redemption........................................35
SECTION 3.04.  Effect of Notice of Redemption..............................36
SECTION 3.05.  Deposit of Redemption Price.................................36
SECTION 3.06.  Notes Redeemed in Part......................................36

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.  Payment of Notes............................................37
SECTION 4.02.  SEC Reports.................................................37

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                                                                         PAGE

SECTION 4.03.  Waiver of Stay, Extension or Usury Laws.....................38
SECTION 4.04.  Compliance Certificate......................................38
SECTION 4.05.  Taxes.......................................................39
SECTION 4.06.  Limitation on Additional Indebtedness.......................39
SECTION 4.07.  Limitation on Capital Stock of Restricted Subsidiaries......40
SECTION 4.08.  Limitation on Restricted Payments...........................41
SECTION 4.09.  Limitation on Certain Asset Sales...........................43
SECTION 4.10.  Limitation on Transactions with Affiliates..................45
SECTION 4.11.  Limitations on Liens........................................46
SECTION 4.12.  Limitation on Other Senior Subordinated Debt................47
SECTION 4.13.  Additional Guarantees.......................................47
SECTION 4.14.  Payments for Consent........................................47
SECTION 4.15.  Corporate Existence.........................................48
SECTION 4.16.  Change of Control...........................................48
SECTION 4.17.  Maintenance of Office or Agency.............................51
SECTION 4.18.  Limitation on Dividend and Other Payment
                 Restrictions Affecting Restricted Subsidiaries............51

                                  ARTICLE 5
                             SUCCESSOR CORPORATION

SECTION 5.01.  Limitation on Consolidation, Merger and Sale of Assets......52
SECTION 5.02.  Successor Person Substituted................................53

                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default...........................................54
SECTION 6.02.  Acceleration................................................56
SECTION 6.03.  Other Remedies..............................................56
SECTION 6.04.  Waiver of Past Defaults and Events of Default...............57
SECTION 6.05.  Control by Majority.........................................57
SECTION 6.06.  Limitation on Suits.........................................57
SECTION 6.07.  Rights of Holders to Receive Payment........................58
SECTION 6.08.  Collection Suit by Trustee..................................58
SECTION 6.09.  Trustee May File Proofs of Claim............................58
SECTION 6.10.  Priorities..................................................59
SECTION 6.11.  Undertaking for Costs.......................................59


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
                                                                         PAGE
                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01.  Duties of Trustee...........................................60
SECTION 7.02.  Rights of Trustee...........................................61
SECTION 7.03.  Individual Rights of Trustee................................62
SECTION 7.04.  Trustee's Disclaimer........................................62
SECTION 7.05.  Notice of Defaults..........................................62
SECTION 7.06.  Reports by Trustee to Holders...............................62
SECTION 7.07.  Compensation and Indemnity..................................63
SECTION 7.08.  Replacement of Trustee......................................64
SECTION 7.09.  Successor Trustee by Consolidation, Merger or Conversion....65
SECTION 7.10.  Eligibility; Disqualification...............................65
SECTION 7.11.  Preferential Collection of Claims Against Company...........65
SECTION 7.12.  Paying Agents...............................................65

                                    ARTICLE 8
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.  Without Consent of Holders..................................66
SECTION 8.02.  With Consent of Holders.....................................67
SECTION 8.03.  Compliance with Trust Indenture Act.........................68
SECTION 8.04.  Revocation and Effect of Consents...........................68
SECTION 8.05.  Notation on or Exchange of Notes............................69
SECTION 8.06.  Trustee to Sign Amendments, etc.............................69

                                   ARTICLE 9
                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.  Discharge of Indenture......................................69
SECTION 9.02.  Legal Defeasance............................................70
SECTION 9.03.  Covenant Defeasance.........................................70
SECTION 9.04.  Conditions to Legal Defeasance or Covenant Defeasance.......71
SECTION 9.05.  Deposited Money and U.S. Government
                 Obligations to Be Held in Trust;
                 Other Miscellaneous Provisions............................73
SECTION 9.06.  Reinstatement...............................................73
SECTION 9.07.  Moneys Held by Paying Agent.................................74
SECTION 9.08.  Moneys Held by Trustee......................................74

                                   ARTICLE 10
                               GUARANTEE OF NOTES

SECTION 10.01.  Guarantee..................................................75
SECTION 10.02.  Execution and Delivery of Guarantees.......................76

                                                                            PAGE

SECTION 10.03.   Limitation of Guarantee.....................................76
SECTION 10.04.   Release of Guarantor........................................76
SECTION 10.05.   Guarantee Obligations Subordinated
                   to Guarantor Senior Indebtedness..........................77
SECTION 10.06.   Payment Over of Proceeds Upon
                   Dissolution, etc., of a Guarantor.........................78
SECTION 10.07.   Suspension of Guarantee Obligations
                   When Guarantor Senior Indebtedness in Default.............79
SECTION 10.08.   Subrogation to Rights of Holders
                   of Guarantor Senior Indebtedness..........................82
SECTION 10.09.   Guarantee Subordination Provisions
                   Solely To Define Relative Rights..........................82
SECTION 10.10.   Application of Certain Article 11 Provisions................83

                                   ARTICLE 11
                             SUBORDINATION OF NOTES

SECTION 11.01.   Notes Subordinate to Senior Indebtedness....................83
SECTION 11.02.   Payment Over of Proceeds upon Dissolution, etc..............84
SECTION 11.03.   Suspension of Payment When Senior Indebtedness
                   in Default................................................85
SECTION 11.04.   Trustee's Relation to Senior Indebtedness...................87
SECTION 11.05.   Subrogation to Rights of Holders of Senior Indebtedness.....87
SECTION 11.06.   Provisions Solely to Define Relative Rights.................88
SECTION 11.07.   Trustee to Effectuate Subordination.........................89
SECTION 11.08.   No Waiver of Subordination Provisions.......................89
SECTION 11.09.   Notice to Trustee...........................................90
SECTION 11.10.   Reliance on Judicial Order or Certificate of
                   Liquidating Agent.........................................90
SECTION 11.11.   Rights of Trustee as a Holder of Senior
                   Indebtedness; Preservation of Trustee's Rights............91
SECTION 11.12.   Article Applicable to Paying Agents.........................91
SECTION 11.13.   No Suspension of Remedies...................................91


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                                                                            PAGE
                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01.   Trust Indenture Act Controls...............................92
SECTION 12.02.   Notices....................................................92
SECTION 12.03.   Communications by Holders with Other Holders...............93
SECTION 12.04.   Certificate and Opinion as to Conditions Precedent.........93
SECTION 12.05.   Statements Required in Certificate and Opinion.............93
SECTION 12.06.   When Treasury Notes Disregarded............................94
SECTION 12.07.   Rules by Trustee and Agents................................94
SECTION 12.08.   Business Days; Legal Holidays..............................94
SECTION 12.09.   Governing Law..............................................95
SECTION 12.10.   No Adverse Interpretation of Other Agreements..............95
SECTION 12.11.   No Recourse Against Others.................................95
SECTION 12.12.   Successors.................................................95
SECTION 12.13.   Multiple Counterparts......................................95
SECTION 12.14.   Table of Contents, Headings, etc...........................95
SECTION 12.15.   Separability...............................................96



EXHIBITS

Exhibit A.  Form of Note...........................................    A-1
Exhibit B.  Form of Legend and Assignment for
            144A Notes.............................................    B-1
Exhibit C.  Form of Legend and Assignment for
            Regulation S Notes.....................................    C-1
Exhibit D.  Form of Legend and Assignment for
            Global Notes...........................................    D-1
Exhibit E.  Form of Certificate to Be Delivered in
            Connection with Transfers to Non-QIB
            Accredited Investors...................................    E-1
Exhibit F.  Form of Certificate to Be Delivered in
                 Connection with Transfers Pursuant to
                 Regulations S.....................................    F-1
Exhibit G.  Form of Guarantee......................................    G-1

INDENTURE, dated as of July 29, 1998, among ENTEX INFORMATION SERVICES, INC., a Delaware corporation, as Issuer (the "Company"), the GUARANTORS (as hereinafter defined) and Marine Midland Bank, a banking corporation and trust company, organized under the laws of the state of New York, not in its individual capacity but solely as Trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 12 1/2% Senior Subordinated Notes due 2006 (the "Notes").


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Additional Interest" means additional interest on the Notes which the Company agrees to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

     "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and
(y) the present fair saleable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direc-tion of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any Restricted Subsidiary) in any single transaction or series of related transactions having a fair market value in excess of $1,000,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary, (c) real property or (d) all or substantially all of the assets of a division, line of business or comparable business segment or part thereof of the Company or any Restricted Subsidiary; provided that Asset Sales shall not include (i) sales, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 (unless such transfer is of the Company's Product Business and clause (i) of the first paragraph under Section 5.1 is not being complied with) and (iii) any Restricted Payment permitted under Section 4.08.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a) or (iii)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), of
Section 4.09(a).

     "Board of Directors" means the board of directors of the Company or a Guarantor, as appropriate, or any committee authorized to act therefor.

     "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect and delivered to the Trustee.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting or economic power of the Common Stock of the Company and/or warrants or options to acquire such Common Stock on a fully diluted basis, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of 35% or more of the total voting power of the Common Stock of the Company and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,
(iii) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, pursuant to a transaction in which the outstanding

Common Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) (1) the outstanding Common Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for Common Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation (the "Surviving Entity") and
(2) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13 (d) and 14 (d) of the Exchange Act), other than a Permitted Holder, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Common Stock of the Surviving Entity, or (b) the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66b% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Notes.

     "Company Request" means any written request signed in the name of the Company by the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President and attested to by the Secretary or any Assistant Secretary of the Company.

     "Consolidated Fixed Charges" means, with respect to any Person, for any period the sum of a Person's (i) Consolidated

Interest Expense, plus (ii) the product of (x) the aggregate amount of all dividends paid on Disqualified Capital Stock of such Person or, in the case of the Company, on each series of Preferred Stock of each Restricted Subsidiary (other than dividends paid or payable in additional shares of Preferred Stock or to such Person or any of its Wholly Owned Subsidiaries) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for the last four fiscal quarters for which financial statements are available.

     "Consolidated Interest Expense" means, with respect to any Person, for any period and without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) net payments made in connection with Interest Rate Agreements, (iv) the interest portion of any deferred payment obligation, (v) amortization of discount or premium, if any, and (vi) all other non-cash interest expense (other than interest amortized to cost of sales)) plus all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and minus (a) net payments received in connection with Interest Rate Agreements and (b) amortization of deferred financing costs and expenses.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiar-ies has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question (other than a Guarantor) that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary, unusual and non-recurring gains and losses shall be excluded.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Corporate Trust Services, Marine Midland Bank, 140 Broadway, 12th Floor, New York, New York 10005-1180.

     "Credit Facility" means collectively the IBMCC Working Capital Line of Credit, the FINOVA Inventory Line of Credit and any other agreement or arrangement with a vendor pursuant to which the Company or its Subsidiaries purchases inventory for resale as such agreements or arrangements may be amended, modified or supplemented from time to time or deferred, renewed, extended, refunded, refinanced, restructured or replaced from time to time in whole or in part, whether with the original parties or other lenders and whether provided under similar agreements or otherwise and whether prior to, at or subsequent to the termination or expiration of any such line of credit or other agreement or arrangement.

     "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

     "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

     "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, (i) under the Credit Facility and (ii) in an original principal amount (or committed availability) of at least $50,000,000 if the instrument governing the same expressly provides that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limiting the foregoing, Disqualified Capital Stock shall be deemed to include any Pre-ferred Stock of a Restricted Subsidiary. Notwithstanding the above, Preferred Stock of the Company or any Restricted Subsidiary that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of Section 4.16, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "domestic," with respect to any Person, shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

     "EBITDA" means with respect to any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith.

     "FINOVA Inventory Line of Credit" means the Dealer Loan and Security Agreement, dated as of April 25, 1995, by and between FINOVA Capital Corporation and the Company as amended, restated or supplemented from time to time.

     "Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's last four full fiscal quarters for which financial statements are available to (ii) Consolidated Fixed Charges of such Person for such period.

     "foreign," with respect to any Person, shall mean a Person whose jurisdiction of incorporation or formation is other than the United States, any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Guarantee" means a guarantee of the Notes by a Guarantor pursuant to the terms of Section 10 hereof.

     "Guarantor" means (i) each of ENTEX Information Services of Michigan, Inc., a Michigan corporation, ENTEX Information Services of Colorado, Inc., a Colorado corporation, ENTEX Services, Inc., a Delaware corporation, Erlanger Land Co., Inc., a Delaware corporation, FCP Technologies, Inc., a Delaware corporation and
(ii) each Restricted Subsidiary of the Company that hereafter becomes a Guarantor pursuant to Section 4.13, and "Guarantors" means such entities, collectively.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with, (a) all Indebtedness and other obligations of such Guarantor under the Credit Facility,
(b) all obligations of such Guarantor with respect to any Interest Rate Agreement, (c) all obligations of such Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantee of such Guarantor and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (i) Indebtedness of such Guarantor to any Restricted Subsidiary, (ii) Indebtedness represented by the Guarantee of such Guarantor, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness, (iv) other than obligations referred to in clause (a) above, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness (other than that described in clause (a) above) incurred in violation of the Indenture.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "IBMCC" means IBM Credit Corporation.

     "IBMCC Working Capital Line of Credit" means the Fourth Amended and Restated Agreement for wholesale financing, dated as of September 15, 1995, by and between IBMCC and the Company, as amended, restated or supplemented from time to time.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (v) Disqualified Capital Stock of such Person or, in the case of the Company, any Restricted Subsidiary, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Indenture" means this Indenture as amended, restated or supplemented from time to time.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Company in connection with an acquisition of assets which is otherwise permitted by the terms of this Indenture), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the purchase of securities of any Person by such Person.

     "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

     "Junior Subordinated Debenture" means the 5 1/2% Convertible Subordinated Debentures Due 2007 of the Company.

     "Lien" means, with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Maturity Date" means August 1, 2006.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by the Company or any Restricted Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment) over (ii) the sum of (A) the aggregate amount returned in cash on or with respect to such Investments whether through interest payment, principal payments, dividends or other distributions and (B) the net cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company); provided, however, that with respect to all Investments made in an Unrestricted Subsidiary, the sum of clauses (A) and (B) above with respect to such Investment shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in Property (valued at the fair market value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

     "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

     "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

     "Offering" means the offering of the Notes as described in the Offering Memorandum.

     "Offering Memorandum" means the Offering Memorandum dated July 24, 1998 pursuant to which the Notes issued on the Issue Date were offered.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of the Company or any Subsidiary, as the case may be.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of Default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with any Designated Senior Indebtedness.

     "Permitted Holders" means (i) Dort A. Cameron III, (ii) Mr. Cameron's spouse, children or other lineal descendants, the spouses of any of the foregoing and any probate estate of any such individual and any trust, so long as one or more of the foregoing individuals are the principal beneficiaries of such trust and (iii) any Affiliate of any of the foregoing.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facility in an amount not to exceed the greater of (a) $440,000,000 less any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder or (b) the sum of
     (x) 85% of consolidated accounts receivable of the Company and the Restricted Subsidiaries and (y) 75% of consolidated inventory of the Company and the Restricted Subsidiaries;

          (ii) Indebtedness under the Notes and the Guarantees;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of this Indenture;

          (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary provided that any Indebtedness of the Company and of any Guarantor to any foreign Restricted Subsidiary is subordinated, pursuant to a written agreement, to the Company's or such Guarantor's obligations under the Indenture and the Notes at least to the same extent that the Notes and the Guarantees are subor-dinated to Senior Indebtedness and Guarantor Senior Indebtedness, respectively;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred by the Company or any Restricted Subsidiary to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $15,000,000 at any time outstanding;

          (vi) Interest Rate Agreements;

          (vii) additional Indebtedness of the Company and the Restricted Subsidiaries not to exceed $10,000,000 in principal amount outstanding at any time;

          (viii) additional Indebtedness of the Company or any Restricted Subsidiary from the state of Ohio not to exceed $10,000,000 in principal amount; and

          (ix) Refinancing Indebtedness.

     "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary, in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (iv) reasonable and customary loans made to employees in connection with their relocation;

          (v) an Investment that is made by the Company or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.09; and

          (vi) other Investments that do not exceed $15,000,000 at any time outstanding (which amount, in the case of Investments made under this clause (vi) in Unre-stricted Subsidiaries and joint ventures, shall be determined based on the Net Investment in such Unrestricted Subsidiaries and joint ventures).

     "Permitted Junior Securities" means debt or equity securities of the Company or any Guarantor, as the case may be, or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent that the Notes and the Guarantees are subordinated to the payment of all Senior Indebtedness or Guarantor Senior Indebtedness of such Guarantor, as the case may be.

     "Permitted Liens" means (i) Liens on Property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any Restricted Subsidiary; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any Restricted Subsidiary, (ii) Liens securing Refinancing Indebtedness; provided that any such Lien on subordinated Indebtedness does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any Restricted Subsidiary, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property and (b) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item,
(vi) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $10,000,000 in the aggregate at any one time outstanding, (viii) Liens securing Interest Rate Agreements, (ix) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property, relating to such letters of credit and the products and proceeds thereof, (x) any extensions, substitutions, replacements or renewals of the foregoing, (xi) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (xii) Liens under the Credit Facility and (xiii) Liens securing Capital Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided that such Lien does not extend to any Property other than that subject to the underlying lease.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit B.

     "Product Business" means the procurement of personal computer hardware, software and peripherals and related services.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means any underwritten public offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

     "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

     "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or the Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that
(i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (b) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase and
(c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company or a Guarantor may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary of the Company.

     "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date among the Company, the Guarantors, and CIBC Oppenheimer Corp. and Lazard Freres & Co. LLC, as Initial Purchasers, as amended, restated or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Wholly Owned Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition); (iv) the making of any Investment in any Person other than a Permitted Investment; and
(v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary; provided, however, that the term "Restricted Payment" does not include the declaration or payment of any dividend or any other distribution or payment on Capital Stock of any Restricted Subsidiary provided such dividends or other distributions or payments are made to the Company (or a Restricted Subsidiary) on a pro rata basis (and in like form) to all dividends or other distributions or payments so made to all other shareholders thereof, to the extent the Company or a Restricted Subsidiary owns shares of such series of Capital Stock. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and Property other than cash shall be valued at its fair market value.

     "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "S&P" means Standard & Poor's Ratings Service, a division of McGraw Hill, Inc., and its successors.

     "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness and other obligations of the Company owed to lenders under the Credit Facility, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any Restricted Subsidiary, (ii) Indebtedness represented by the Notes, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) other than obligations referred to in clause (a) above, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness (other than that described in clause (a) above) incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as in effect on the Issue Date.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase, (ii) Investments in United States dollar denominated time deposits and United States dollar denominated certificates of deposit (including Eurodollar time deposits and certificates of deposit) maturing within 365 days of the date of purchase thereof issued by any United States or Canadian national, provincial or state (including the District of Columbia) banking institution having capital, surplus and undivided profits aggregating at least $250,000,000, or by any British, French, German, Japanese or Swiss national banking institution having capital, surplus and undivided profits aggregating at least $1,000,000,000, in each case that is (a) rated at least "A" by S&P or at least "A-2" by Moody's, or (b) that is a party to the Credit Facility, (iii) Investments in commercial paper maturing within 270 days after the issuance thereof that has the highest credit rating of either of such rating agencies,
(iv) Investments in readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having the highest rating obtainable from either of such rating agencies, (v) Investments in tax exempted and tax advantaged instruments including, without limitation, municipal bonds, commercial paper, auction rate preferred stock and variable rate demand obligations with the highest short-term ratings by either of such rating agencies or a long-term debt rating of AAA from S&P, (vi) Investments in repurchase agreements and reverse repurchase agreements with institutions described in clause (ii) above that are fully secured by obligations described in clause

(i) above and (vii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) through (v).

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

     "Triggering Default Event" means a Default or Event of Default described in clauses (1), (2), (4), (5) or (6) under Section 6.01 or any breach or violation under Sections 4.06 through 4.12 inclusive, Section 4.14, 4.16, 4.18 or Section 5.01.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer trust accounts.

     "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with Section 4.08. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

     "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

     "Wholly Owned Subsidiary" means any Restricted Subsidiary all of the outstanding Capital Stock (other than directors' qualifying shares) of which is owned, directly or indirectly, by the Company.

SECTION 1.02. Other Definitions

     The definitions of the following terms may be found in the sections indicated as follows:

Term                                                      Defined in Section
----                                                      ------------------

"Acquisition"                                                    4.06
"Affiliate Transaction"                                          4.10
"Agent Members"                                                  2.14
"Authorized Person"                                             11.03
"Bankruptcy Law"                                                 6.01
"Business Day"                                                  12.08
"CEDEL"                                                          2.14
"Change of Control Offer"                                        4.16
"Change of Control Payment Date"                                 4.16
"Covenant Defeasance"                                            9.03
"Custodian"                                                      6.01
"Euroclear"                                                      2.14
"Event of Default"                                               6.01
"Excess Proceeds Offer"                                          4.09
"Global Notes"                                                   2.14
"Initial Blockage Period"                                       11.03
"Legal Defeasance"                                               9.02
"Legal Holiday"                                                 12.08
"Offer Period"                                                   4.09
"Paying Agent"                                                   2.03
"Payment Blockage Period"                                       11.03
"Purchase Date"                                                  4.09
"Registrar"                                                      2.03
"Reinvestment Date"                                              4.09
"Regulation S Global Note"                                       2.14
"Regulation S Notes"                                             2.01
"Restricted Global Note"                                         2.14
"Restricted Period"                                              2.14
"Rule 144A Notes"                                                2.01

SECTION 1.03.  Incorporation by Reference of Trust
               Indenture Act

     Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Notes.

     "indenture securityholder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

     SECTION 1.04. Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) words used herein implying any gender shall apply to every gender; and

          (6) for purposes of Article 4, the financial and other provisions of any definitions provided in this Article 1, when used with respect to the Company, shall be determined on a consolidated basis with respect to the Company and the Restricted Subsidiaries only.

                                    ARTICLE 2

                                   THE NOTES

SECTION 2.01. Dating; Incorporation of Form in Indenture

     The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Any such notations, legends or endorsements shall be furnished to the Trustee in writing. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B and Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar in the Borough of Manhattan, The City of New York, State of New York.

SECTION 2.02. Execution and Authentication

     The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signature may be either manual or facsimile. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of $100,000,000 upon a Company Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof. Upon receipt of a Company Request, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $100,000,000 for issuance in exchange for Notes tendered for exchange pursuant to an exchange offer registered under the Securities Act or pursuant to a Private Exchange (as defined in the Registration Rights Agreement). Exchange Notes may have such distinctive series designation and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

SECTION 2.03. Registrar and Paying Agent

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any of its Affiliates may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04. Paying Agent to Hold Money in Trust

     On or before each due date of the principal of and interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money.

SECTION 2.05. Noteholder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each January 15 and July 15 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06. Transfer and Exchange

     Subject to Sections 2.14 and 2.15, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's written request. Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09,
3.06 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

     Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holders' Note in violation of any provision of this Indenture and/or applicable U.S., Federal or state securities law.

SECTION 2.07. Replacement Notes

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. The Company and the Trustee may charge for its expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

SECTION 2.08. Outstanding Notes

     Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

     If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     Subject to Section 12.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

SECTION 2.09. Temporary Notes

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

SECTION 2.10. Cancellation

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and destroy or return to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation unless the Company instructs the Trustee in writing to deliver the Notes to the Company. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

SECTION 2.11.       Defaulted Interest

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the Persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder at his address as it appears on the register maintained by the Registrar a notice that states the special record date, the payment date, and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

SECTION 2.12. Deposit of Moneys

     Prior to 11:00 a.m., New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

SECTION 2.13. CUSIP Number

     The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the appropriate CUSIP number(s) in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

SECTION 2.14. Book-Entry Provisions for Global Notes

     (a) Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Note, Agent Members of the Depository holding for the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit D.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository within 90 days of such notice or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor depository within 90 days of such notice or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with law.

     (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the original issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or CEDEL, as indirect participants in the Depository, unless transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note, only upon receipt by the Trustee of a written certification from the transferor to be effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

     (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

     (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of any interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (i) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.15. Special Transfer Provisions

     (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after July 29, 2000 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer and an Opinion of Counsel in form and substance reasonably acceptable to the Company and the Registrar stating that the transfer restrictions contained in the legend are no longer applicable; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and (b) (1) in the case of a transferee which is an Institutional Accredited Investor, the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount and (2) in the case of a transferee which is a Non-U.S. Person, the Registrar shall reflect on its books and records the date and an increase in the Regulation S Global Note in an amount equal to the amount transferred.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.15 exist,
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

     (c) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.



                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Notices to Trustee

     If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes at least 30 days but not more than 60 days prior to the Redemption Date (or such other period as the Trustee may agree to), the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in
Section 3.07 hereof, as appropriate. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereafter be void and of no effect.

SECTION 3.02. Selection by Trustee of Notes to Be Redeemed

     In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and equitable; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis, unless such a method is prohibited. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption

     At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to
Section 2.03 hereof.

     The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

          (1) the Redemption Date;

          (2) the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (7) the subparagraph of the Notes hereof pursuant to which the Notes called for redemption are being redeemed; and

          (8) the aggregate principal amount of Notes that are being redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04. Effect of Notice of Redemption

     Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05. Deposit of Redemption Price

     On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

     On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part

     Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. Payment of Notes

     The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

     The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. SEC Reports

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and to the holders of the Notes at the same time it is or would have been required to file them with the SEC, (i) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q (without exhibits) if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K (without exhibits) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations or the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing). Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     (b) The Company will, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

SECTION 4.03. Waiver of Stay, Extension or Usury Laws

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04. Compliance Certificate

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year and on or before 60 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Restricted Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

     (b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. Taxes

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06. Limitation on Additional Indebtedness

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided, that the Company and any Guarantor may incur Indebtedness if (i) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis) is at least 2.0 to 1, if such Indebtedness is incurred on or prior to August 1, 2000, and 2.5 to 1 if such Indebtedness is incurred thereafter, and (ii) no Triggering Default Event shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. For purposes of computing the Fixed Charge Coverage Ratio, (A) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an "Acquisition") or Indebtedness of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction or redesignation had occurred at the beginning of the four-quarter period used to make such calculation) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets or redesignated Subsidiary, (B) if any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period, (C) the Fixed Charge Coverage Ratio shall not take into account Permitted Indebtedness that is incurred at the same time as Indebtedness under this paragraph, (D) for any quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was effected, by the Company or any Restricted Subsidiary, such calculation shall be made on a pro forma basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation and (E) for any quarter prior to the date hereof included in the calculation of such ratio, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

     Notwithstanding the foregoing, (i) the Company and its Restricted Subsidiaries may incur Permitted Indebtedness, without meeting the Indebtedness incurrence provisions of the preceding paragraph, and (ii) neither the Company nor any of its Restricted Subsidiaries may incur Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

SECTION 4.07. Limitation on Capital Stock of
              Restricted Subsidiaries

     The Company shall not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of any Restricted Subsidiary (other than under the Credit Facility, under the terms of any Designated Senior Indebtedness or, in the case of any Person which becomes a Restricted Subsidiary after the Issue Date, a pledge of the Capital Stock of such Person in connection with the financing of such acquisition) or (ii) permit any Restricted Subsidiary to issue any Capital Stock, other than directors qualifying shares or to the Company or to a Wholly Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.09 hereof or any Restricted Payment that is not prohibited by the provisions of Section 4.08 hereof.

SECTION 4.08. Limitation on Restricted Payments

     The Company shall not make, and shall not permit any Restricted Subsidiary to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Triggering Default Event shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) $10,000,000 plus (2) (i) 50% of the cumulative Consolidated Net Income of the Company subsequent to March 31, 1998 (or minus 100% of any cumulative deficit in Consolidated Net Income during such period); (ii) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Restricted Subsidiary) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be;
     (iii) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; and (iv) in the event Capital Stock of an Unrestricted Subsidiary is paid as a dividend or other distribution or payment on Capital Stock of the Company, the lesser of an amount equal to any Investment in such Unrestricted Subsidiary which constituted a Restricted Payment made after the Issue Date or the fair market value of the Capital Stock so dividend or distributed. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this Section 4.08 will not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); (iii) the repurchase, redemption or other acquisition or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Restricted Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness subordinated to the Notes being redeemed or retired; (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other shares of Disqualified Capital Stock;
(v) the mandatory repurchase of Capital Stock of the Company by the Company upon the death or disability of certain current and former employees of the Company pursuant to the terms of Section 5(c) of the Stockholders' Agreement, as amended and in effect on the Issue Date; (vi) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any member of the Company's (or any of its Subsidiaries') current or former employees; provided, that the aggregate price paid pursuant to this clause (vi) for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $2,000,000; (vii) any Investment made with the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Capital Stock); and
(viii) the purchase, repurchase, redemption or other acquisition or retirement for value of Junior Subordinated Debentures (each, a "repurchase") which would otherwise constitute a Restricted Payment; provided that the aggregate amount expended in connection with repurchases under this clause (viii) may not exceed the excess of $4,100,000 over the aggregate amount expended in connection with repurchases under this clause (viii) with respect to Junior Subordinated Debentures that are subsequently applied to repay the Junior Subordinated Debentures in accordance with their terms; provided, that, for purposes of determining whether Restricted Payments can be made pursuant to the previous paragraph, all payments made pursuant to clauses (i), (v) (net of any amounts received by the Company from insuring the lives of current or former employees),
(vi) and (vii) of this paragraph will reduce the amount that would otherwise be available for such Restricted Payments and payments made pursuant to the other clauses of this paragraph shall not so reduce the amount available for Restricted Payments.

     Not later than the date of making any Restricted Payment which may only be made pursuant to subclause (c) above, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.08 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Triggering Default Event exists and is continuing and no Triggering Default Event will occur immediately after giving effect to such Restricted Payment.

SECTION 4.09. Limitation on Certain Asset Sales

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof; (ii) not less than 75% of the consideration received by the Company and its Restricted Subsidiaries is in the form of cash or Temporary Cash Investments; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt under any then existing Senior Indebtedness or Guarantor Senior Indebtedness within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment results in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs on or prior to the 365th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and
(c) third, if on the Reinvestment Date the Available Asset Sale Proceeds with respect to any Asset Sale exceed $5,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to purchase the Notes (which offer may, at the option of the Company, also be made on a pro rata basis to holders of all other Indebtedness of the Company ranking pari passu with the Notes or the Guarantees), at a purchase price (in the case of the Notes) in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes. Pending the final application of any such Asset Sale Proceeds in accordance with this paragraph, the Company or such Restricted Subsidiary may invest such Asset Sale Proceeds in any manner not prohibited by the Indenture including, without limitation, the temporary repayment of Indebtedness.

     (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by law (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall also state:

          (1) that the Excess Proceeds Offer is being made pursuant to this
     Section 4.09 and the Offer Period;

          (2) the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.09. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the Available Asset Sale Proceeds not required to repurchase Notes.

SECTION 4.10. Limitation on Transactions with Affiliates

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any Restricted Subsidiaries owns a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such

Affiliate Transaction is between or among the Company and its Wholly Owned Subsidiaries or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a fair market value in excess of $1,000,000 which is not permitted under clause
(i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a fair market value in excess of $5,000,000 which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction to the Company or a Restricted Subsidiary from a financial point of view from an independent investment banking, accounting or appraisal firm.

     (b) The limitations set forth in Section 4.10(a) shall not apply to (i) any Restricted Payment that is not prohibited by Section 4.08 hereof,(ii) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Board of Directors of the Company, (iii) any agreement as in effect as of the Issue Date or any amendment, modification or replacement thereof or any transaction contemplated thereby so long as any such amendment, modification or replacement is not more disadvantageous to the holders of the Notes in any material respect than the original agreement or transaction as in effect on the Issue Date, (iv) the payment to Airlie Enterprises L.L.C. of an overhead allocation fee of $15,000 per month and (v) the payment to Knowledge Alliance Holdings, Inc. on an annual basis in connection with the training of Company employees of an amount not to exceed the expenses incurred by the Company during its fiscal year ended June 28, 1998 in connection with the comparable training of Company employees.

SECTION 4.11. Limitations on Liens

     The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or otherwise cause or suffer to exist any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or such Restricted Subsidiary to secure Indebtedness which is pari passu with or subordinate in right of payment to the Notes or the Guarantees, as the case may be, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes or the Guarantees, the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien and (ii) if such Lien secures Indebtedness which is subordinated to the Notes or the Guarantees, such Indebtedness secured by such Lien and such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes or the Guarantees, as the case may be.

SECTION 4.12. Limitation on Other Senior Subordinated
              Debt

     The Company shall not, and shall not permit any Guarantor, to incur any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or any Guarantor Senior Indebtedness of such Guarantor, as the case may be, and (ii) senior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be. For purposes of this
Section 4.12, Indebtedness is deemed to be senior in right of payment to the Notes or any of the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, at least to the same extent as the Notes and the Guarantee, as the case may be, are subordinate to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

SECTION 4.13. Additional Guarantees

     If the Company or any of its Restricted Subsidiaries acquires, creates, organizes or designates a domestic Restricted Subsidiary, the fair market value of which exceeds $25,000, then such newly acquired, created, organized or designated domestic Restricted Subsidiary shall, within 30 days after the date of its acquisition, creation, organization or designation, (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such domestic Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such domestic Restricted Subsidiary, subject to normal exceptions.

SECTION 4.14. Payments for Consent

     Neither the Company nor any Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.15. Corporate Existence

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.16. Change of Control

     (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.16.

     If the Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in paragraph (b) below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Credit Facility or offer to repay in full all obligations under or in respect of the Credit Facility and repay the obligations under or in respect of the Credit Facility who has accepted such offer or (ii) obtain the requisite consent under the Credit Facility to permit the repurchase of the Notes pursuant to this Section
4.16. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under Section 6.01 hereof if not cured within 60 days after the notice required by such clause.

     (b) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 4.16 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (ix) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     (c) (i) If the Company or any Restricted Subsidiary thereof has issued any outstanding (A) Indebtedness that is subordinated in right of payment to the Notes or (B) Preferred Stock, and the Company or such Restricted Subsidiary is required to make an offer to repurchase such Indebtedness, or make an offer to redeem such Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (ii) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes properly tendered pursuant to a Change of Control Offer in the event of a Change in Control under this Indenture.

     In the event that a Change of Control occurs and the Holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such purchase.

SECTION 4.17. Maintenance of Office or Agency

     The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Company.

SECTION 4.18. Limitation on Dividend and Other Payment
              Restrictions Affecting Restricted Subsidiaries

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary or
(b) make loans or advances to the Company or any other Restricted Subsidiary or
(c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reasons of (i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (ii) the Indenture, the Notes and the Guarantees,
(iii) the Credit Facility, (iv) applicable law, (v) customary nonassignment provisions in leases, (vi) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness shall not be materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (vii) customary restrictions imposed in connection with Purchase Money Indebtedness or Capital Lease Obligations permitted under Section 4.06 as long as such customary restrictions are not materially more restrictive than those set forth in the Credit Facility on the Issue Date (except that they may impose restrictions on the transfer of the asset so financed), (viii) restrictions in agreements with Persons acquired by the Company or any Restricted Subsidiary which do not extend to Property or assets other than the Property or assets of such Persons, (ix) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or
(x) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.



                                    ARTICLE 5

                             SUCCESSOR CORPORATION

SECTION 5.01. Limitation on Consolidation, Merger and
              Sale Assets

     (a) The Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
Section 4.06, provided that a Person that is a Restricted Subsidiary may merge into the Company or another Person that is a Restricted Subsidiary without complying with this clause (iii). Notwithstanding the foregoing, in no event need clause (i) of the preceding sentence be complied with in the event of a transfer, through merger or otherwise, of the Company's Product Business; however, in the event such Product Business constitutes all or substantially all of the Company's assets, clauses (ii) and (iii) of the preceding sentence must be complied with in the event of such a transfer. For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the Properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the Properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

     (b) The Company shall not permit any Guarantor to consolidate with, merge with and into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to, any Person unless: (i) the transaction complies with Section 4.09, or (ii) (A) the Person into or to which such Guarantor consolidates, merges or transfers its assets is (x) the Company or a Guarantor or (y) a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Guarantor under its Guarantee and the Indenture, (B) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (C) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06.

     (c) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

SECTION 5.02. Successor Person Substituted

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with Section
5.01 above, the successor corporation formed by such consolidation or into which the

Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.



                                    ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default

     An "Event of Default" occurs if

          (1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof;

          (2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of
     Article 11 hereof;

          (3) the Company or any Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding;

          (4) there is a default in the payment at final maturity (within the grace period provided by such Indebtedness) of principal, interest or premium in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness aggregating $10,000,000 or more, which default or acceleration shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or such acceleration shall not be rescinded or annulled within 20 days after written notice to the Company of such Default by the Trustee or any Holder;

          (5) a court of competent jurisdiction enters a final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary (other than a judgment or portion thereof as to which an insurance company of national reputation has accepted full liability) and such judgment shall not be discharged or fully bonded for any period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

          (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) generally is not paying its debts as they become due; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

               (C) orders the liquidation of the Company or any Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

SECTION 6.02. Acceleration

     If an Event of Default (other than an Event of Default arising under Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts with respect to the Notes shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts with respect to the Notes shall become due and payable upon the first to occur of an acceleration of amounts under or in respect of the Credit Facility or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in
Section 6.01(6) or (7) with respect to the Company occurs, such principal, premium, if any, and interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. In addition, upon the effectiveness of an acceleration under this Article 6, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in Article 10.

SECTION 6.03. Other Remedies

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults and Events of
              Default

     Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority

     The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits

     Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. Rights of Holders to Receive Payment

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee

     If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the



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

reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), any of their respective creditors or any of their respective properties and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.10. Priorities

     If the Trustee collects any money pursuant to this Article 6, or any other provision in this Indenture, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07 hereof;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discre-tion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                    ARTICLE 7

                                    TRUSTEE

SECTION 7.01. Duties of Trustee

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer,



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

     unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 hereof.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (d) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee

     Subject to Section 7.01 hereof:

          (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Sections 12.04 and 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.



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

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03. Individual Rights of Trustee

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. Trustee's Disclaimer

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 7.05. Notice of Defaults

     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interest of the Noteholders.

SECTION 7.06. Reports by Trustee to Holders

     If required by TIA ss. 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee shall also comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c) and TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     Reports pursuant to this Section 7.06 shall be transmitted by mail:



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

          (1) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

          (2) to such Holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

SECTION 7.07. Compensation and Indemnity

     The Company shall pay to the Trustee from time to time reasonable compensation for its services rendered hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with its duties under this Indenture, including the reasonable fees and expenses of the Trustee's agents and counsel.

     The Company shall indemnify on an after-tax basis the Trustee (in its individual capacity and in its capacity as Trustee hereunder) and each of its directors, officers, employees, agents and representatives (each an "Indemnified Party") for, and hold it harmless against, any and all loss, damage, claim, liabilities, taxes (other than taxes attributable to the Trustee's compensation for serving as Trustee hereunder) or reasonable expenses incurred by it in connection with the acceptance or performance of its duties under this Indenture including, without limitation, the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, fees and expenses of counsel and settlement costs). Each Indemnified Party shall notify the Company in writing promptly of any claim asserted against such Indemnified Party for which it may seek indemnity. However, the failure by such Indemnified Party to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby.

     Notwithstanding the foregoing, the Company need not reimburse any Indemnified Party for any expense or indemnify it against any loss or liability incurred by such Indemnified Party through its gross negligence, bad faith or willful misconduct. To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Company under this Section 7.07 to compensate and indemnify each Indemnified Party and to pay or reimburse each Indemnified Party for expenses, disbursements and advances shall survive



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

the satisfaction and discharge of this Indenture and the resignation or removal of such Indemnified Party.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     For purposes of this Section 7.07, the term "Trustee" shall include the Paying Agent, the Registrar and any trustee appointed pursuant to Article 9.

SECTION 7.08. Replacement of Trustee

     The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.



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

Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger
              or Conversion

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the provision in ss. 310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against
              Company

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311 (b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents

     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

     (a) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;



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

     (b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

     (c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                    ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01. Without Consent of Holders

     Without notice to or consent of any Noteholder the Company, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Notes:

          (1) to comply with Section 5.01 hereof;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to comply with any requirements of the SEC under the TIA;

          (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not materially and adversely affect the rights of any Noteholder; or

          (5) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Noteholders hereunder.

     The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.



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

SECTION 8.02. With Consent of Holders

     The Company, the Guarantors and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company and the Guarantors with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

          (2) reduce the rate of or change the time for payment of interest on any Note;

          (3) reduce the principal of or premium on or change the stated maturity of any Note;

          (4) make any Note payable in money other than that stated in the Note or change the place the Note may be presented for payment from New York, New York;

          (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes in accordance with paragraph 6 of the Notes, or change the time before which no such redemption may be made;

          (6) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Note (including after the Company's obligation to purchase Notes arises thereunder, a Change of Control Offer or an Excess Proceeds Offer or modify any of the provisions or definitions with respect to such offers);

          (7) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02; or

          (8) affect the ranking of the Notes in a manner adverse to the Holders.

     After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.



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

     Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03. Compliance with Trust Indenture Act

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents

     Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

     After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of

Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05. Notation on or Exchange of Notes

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (upon the written direction of the Company) request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

SECTION 8.06. Trustee to Sign Amendments, etc

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company and the Guarantors may not sign an amendment or supplement until the Board of Directors of each of the Company and the Guarantors approves it.

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture

     The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in
Section 2.07 hereof) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

     After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive.

SECTION 9.02. Legal Defeasance

     The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes, and the Guarantors may be discharged from their obligations under the Guarantees, on the date the conditions set forth in
Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 4.17 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this
Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03. Covenant Defeasance

     At the option of the Company, pursuant to a Board Resolution, the Company and the Guarantors shall be released from their respective obligations under Sections 4.02 through 4.16 hereof, inclusive, Section 4.18, and clause (a)(iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04. Conditions to Legal Defeasance or Covenant
              Defeasance

     The following shall be the conditions to application of Section 9.02 or
Section 9.03 hereof to the outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

          (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;



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

          (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (6) in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 9.02 hereof or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

          (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and



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          (10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

SECTION 9.05. Deposited Money and U.S. Government
              Obligations to Be Held in Trust; Other
              Miscellaneous Provisions

     All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company and the Guarantors shall on a joint and several basis pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof; provided, however, that if the Company or the Guarantors have



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made any payment of principal of, premium, if any, or accrued interest on any
Notes because of the reinstatement of their obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07. Moneys Held by Paying Agent

     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Trustee

     Any moneys deposited with the Trustee or any Paying Agent for the payment of the principal of, premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to
Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.


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                                   ARTICLE 10

                               GUARANTEE OF NOTES

SECTION 10.01. Guarantee.

     Subject to the provisions of this Article 10, each Guarantor, by execution of a Guarantee substantially in the form of Exhibit G hereto, jointly and severally unconditionally guarantees to each Holder and to the Trustee, (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.07) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of the Guarantee, agrees that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

     Each Guarantor, by execution of the Guarantee, waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 and Section 9.02 or this Article 10. Each Guarantor, by execution of the Guarantee, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof,



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such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

     A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

SECTION 10.02. Execution and Delivery of Guarantees.

     A Guarantee shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor.

     If an Officer of a Guarantor whose signature is on this Indenture or the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

     Each Person becoming a Guarantor after the Issue Date in accordance with
Section 4.13 hereof shall issue a Guarantee, satisfactory in form and substance to the Trustee (and with such other documentation relating thereto as the Trustee shall reasonably require, including, without limitation, a supplement or amendment to this Indenture and an Opinion of Counsel as to the enforceability of such Guarantee) with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

SECTION 10.03. Limitation of Guarantee.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantor Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 10.04. Release of Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if:



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     (a) all of its Capital Stock is disposed of in a Restricted Payment that is not prohibited by the provisions of Section 4.08;

     (b) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.15 and 5.01 hereof; or

     (c) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof;

and in each case, such Guarantor has delivered to the Trustee an Officers, Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

     Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from its Guarantee and the related obligations set forth in this Indenture so long as it remains an Unrestricted Subsidiary.

SECTION 10.05. Guarantee Obligations Subordinated
               to Guarantor Senior Indebtedness.

     Each Guarantor covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Guarantee and the payment of the principal of, premium, if any, and interest on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior payment and satisfaction in full in cash of all Guarantor Senior Indebtedness of such Guarantor.

     This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.


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

SECTION 10.06. Payment Over of Proceeds Upon
               Dissolution, etc., of a Guarantor.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or other marshalling of assets or liabilities of any Guarantor, then and in any such event:

          (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all such Guarantor Senior Indebtedness, before the Holders of the Notes are entitled to receive or retain, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind or character (other than a payment or distribution in the form of Permitted Junior Securities) by such Guarantor on account of any of its Obligations on its Guarantee; and

          (1) any payment or distribution of assets of such Guarantor of any kind or character (other than a payment or distribution in the form of Permitted Junior Securities), whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Guarantor Senior Indebtedness; and

          (2) in the event that, notwithstanding the foregoing provisions of this Section 10.06, the Trustee or the Holder of any Note shall have received any payment or



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

     distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of its Obligations on its Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid and satisfied in full in cash, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) shall be held by the recipient, in trust for the benefit of the holders of such Guarantor Senior Indebtedness and shall be immediately paid over or delivered forthwith to the trustee in bankruptcy, receiver liquidating trustee or agent, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Guarantor Senior Indebtedness.

     The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the transfer of all of its assets (as an entirety or substantially as an entirety) to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by transfer such assets (as an entirety or substantially as an entirety) shall, as a part of such consolidation, merger or transfer, comply with the conditions set forth in such Article 5 hereof.

SECTION 10.07. Suspension of Guarantee Obligations
               When Guarantor Senior Indebtedness
               in Default

     (a) Unless Section 10.06 hereof shall be applicable, after the occurrence of a Payment Default with respect to any Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness, no payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets or securities of any Guarantor or any Subsidiary of such Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) may be made by or on behalf of such



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Guarantor or any Subsidiary of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Guarantee, or for or on account of the purchase, defeasance or acquisition of any Notes and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor or any Subsidiary of such Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee following the occurrence of a Payment Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness, and in any such event, such prohibition shall continue until such Payment
Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Guarantor shall resume making any and all required payments in respect of its Obligations on its Guarantee.

     (b) Unless Section 10.06 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default with respect to any Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness of any Guarantor, no payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets of such Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of any of its Obligations on its Guarantee, or for or on account of the purchase, defeasance or acquisition of any Notes and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor or any Subsidiary of such Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from an authorized person on behalf of the holders of Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness (the "Guarantor Representative") of such Non-Payment Event of Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been paid in full in cash or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative, after which, in the case of clause (w), (x), (y) or
(z), such Guarantor shall resume making any and all required payments in respect of its Obliga-



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

tions on its Guarantee. In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.07(b) (the "Initial Guarantee Blockage Period"). No event of default with respect to any Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative whether or not within the Initial Guarantee Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; provided, however, that no such additional Guarantee Payment Blockage Period shall extend beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 10.07(b) and no Payment Blockage Period may be commenced under Section 11.03(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Guarantee Blockage Period. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to any Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantor Representative Payment Blockage Period initiated by such Guarantor Representative, whether or not within the Initial Guarantee Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 10.07, then and in such event upon written notice to the Trustee or the Holder of such Note, as the case may be, such payment shall be paid over and delivered forthwith to the holders of Guarantor Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each, if no amount are then due in respect of Guarantor Senior Indebtedness, promptly returned to the Guarantor, or as a court of competent jurisdiction shall direct.



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SECTION 10.08. Subrogation to Rights of Holders
               of Guarantor Senior Indebtedness.

     Upon the payment in full of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to holders of Guarantor Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to indefeasibly pay in full in cash all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash.

SECTION 10.09. Guarantee Subordination Provisions
               Solely To Define Relative Rights.

     The subordination provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under



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this Indenture, subject to the rights, if any, under this Article 10 of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in Section
10.06 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.07 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.07(c) hereof.

     The failure by any Guarantor to make a payment in respect of its Obligations on its Guarantee by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 10.10. Application of Certain
               Article 11 Provisions.

     The provisions of Sections 11.04, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12
and 11.13 hereof shall apply, mutatis mutandis, to each Guarantor and their respective holders of Guarantor Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Indebtedness, the Holders and the Trustee with respect to the Guarantee and all references therein to Article 11 hereof shall mean this Article 10.

                                   ARTICLE 11

                             SUBORDINATION OF NOTES

SECTION 11.01. Notes Subordinate to Senior Indebtedness

     The Company covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Notes and the payment of the principal of, premium, if any, and interest on the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior payment in full in cash of all Senior Indebtedness.

     This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.



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

SECTION 11.02. Payment Over of Proceeds upon Dissolution,
               etc.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, then and in any such event:

          (1) the holders of Senior Indebtedness shall be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (other than a payment or distribution in the form of Permitted Junior Securities) on account of principal of, premium, if any, or interest on the Notes; and

          (2) any payment or distribution of assets of the Company of any kind or character (other than a payment or distribution in the form of Permitted Junior Securities), whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the Notes before all Senior Indebtedness is paid and satisfied in full in cash, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) shall be held by the recipient, in trust, for the benefit of holders of Senior Indebtedness and shall be immediately paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

SECTION 11.03. Suspension of Payment When Senior
               Indebtedness in Default

     (a) Unless Section 11.02 hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any

Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes following the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

     (b) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default, no payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) shall be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of any principal of, premium, if any, or interest on the Notes or for or on account of the purchase, redemption, defeasance or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Subsidiary, directly or indirectly, in any manner, payment in respect of all or any portion of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from an authorized Person on behalf of the holders of Designated Senior Indebtedness of the Company (the "Authorized Person") of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph
(a)) the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee,
(x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been paid in full in cash or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Authorized Person initiating such Payment Blockage Period, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 11.03(b) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this

Section 10.03(b) until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by such Authorized Person shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by such Authorized Person, whether or not within the Initial Brokerage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be paid over and delivered forthwith to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

SECTION 11.04. Trustee's Relation to Senior Indebtedness

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this
Article 11 or otherwise.

SECTION 11.05. Subrogation to Rights of Holders of Senior
               Indebtedness

     Upon the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

SECTION 11.06. Provisions Solely to Define Relative
               Rights

     The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c) hereof.

     The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 11.07. Trustee to Effectuate Subordination

     Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Authorized Person, may file such a claim on behalf of Holders of the Notes.

SECTION 11.08. No Waiver of Subordination Provisions

     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

SECTION 11.09. Notice to Trustee

     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist.

     (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.10. Reliance on Judicial Order or Certificate
               of Liquidating Agent

     Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this
Article 11.

SECTION 11.11. Rights of Trustee as a Holder of Senior
               Indebtedness; Preservation of Trustee's
               Rights

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07, or any other provision hereof.

SECTION 11.12. Article Applicable to Paying Agents

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee.

SECTION 11.13. No Suspension of Remedies

     Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Senior Indebtedness.

                                   ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices

     Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company or any Guarantor:

                           ENTEX Information Services, Inc.
                           Six International Drive
                           Rye Brook, New York  10573
                           Attention:  General Counsel

                  Copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005
                           Attention:  Gerald Tanenbaum

                  If to the Trustee:

                           Marine Midland Bank
                           140 Broadway, 12th Floor
                           New York, New York  10005-1180
                           Attention: Corporate Trust Services

     Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

     The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. Communications by Holders with Other
               Holders

     Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions
               Precedent

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate and
               Opinion

     Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06. When Treasury Notes Disregarded

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of any of them.

SECTION 12.07. Rules by Trustee and Agents

     The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Business Days; Legal Holidays

     A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.09. Governing Law

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 12.10. No Adverse Interpretation of Other
               Agreements

     This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.11. No Recourse Against Others

     A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.12. Successors

     Subject to the terms of this Indenture, all agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.13. Multiple Counterparts

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.14. Table of Contents, Headings, etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.15. Separability

     Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                    ENTEX INFORMATION SERVICES, INC.


                                    By: /s/ John A. McKenna
                                        ----------------------------------
                                        Name:   John A. McKenna
                                        Title:  President


                                    GUARANTORS:

                                    ENTEX INFORMATION SERVICES OF
                                    MICHIGAN, INC.

                                    ENTEX INFORMATION SERVICES OF
                                    COLORADO, INC.

                                    ENTEX SERVICES, INC.

                                    ERLANGER LAND CO., INC.

                                    FCP TECHNOLOGIES, INC.



                                    By:/s/ John A. McKenna
                                       -----------------------------------
                                       Name:   John A. McKenna
                                       Title:  President



                                    MARINE MIDLAND BANK,
                                      as Trustee


                                    By:/s/ James M. Foley
                                       -----------------------------------
                                       Name:   James M. Foley
                                       Title:  Assistant Vice President

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                                                          CUSIP Number

                        ENTEX INFORMATION SERVICES, INC.

                    12 1/2% SENIOR SUBORDINATED NOTE DUE 2006

     ENTEX Information Services, Inc., a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to __________ or registered assigns the principal sum of __________ ($________) on August 1, 2006.

     Interest Payment Dates: Feburary 1 and August 1, commencing February 1,
1999.

     Record Dates: January 15 and July 15.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture (as hereinafter defined) or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by their duly authorized officers.


                                            ENTEX INFORMATION SERVICES, INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:



Trustee's Certificate of Authentication:
This is one of the Notes referred
to in the within-mentioned Indenture

Dated:

MARINE MIDLAND BANK, as Trustee


By:
     ---------------------------------
        Authorized Signatory

                        ENTEX INFORMATION SERVICES, INC.

                    12 1/2% SENIOR SUBORDINATED NOTE DUE 2006


     1. INTEREST.

     ENTEX INFORMATION SERVICES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing on February 1, 1999, at the rate of 12 1/2% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

     The Issuers shall pay interest on overdue principal and on overdue interest, to the extent lawful, at the rate equal to the rate borne by the Notes.

     2. METHOD OF PAYMENT.

     The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may mail an interest check to the Holder's registered address.

     3. PAYING AGENT AND REGISTRAR.

     Initially, Marine Midland Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its or Affiliates may act as Paying Agent, but may act as Registrar.

     4. INDENTURE; RESTRICTIVE COVENANTS.

     The Company issued this Note under an Indenture dated as of July 29, 1998 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Note include those stated in the Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-

77bbbb) as in effect on the date of this Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

     The Notes are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens by the Company and its Restricted Subsidiaries, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and its Restricted Subsidiaries, certain other restricted payments by the Company and its Restricted Subsidiaries, certain transactions with, Affiliates and a provision regarding change-of-control transactions.

     5. SUBORDINATION.

     The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

     6. OPTIONAL REDEMPTION.

     (a) The Company, at its option, may redeem the Notes, in whole or in part, at any time or from time to time on or after August 1, 2003, at the following Redemption Prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on of each year listed below:

Year                                                      Redemption Price
----                                                      ----------------

2003 .....................................................    106.250%
2004 .....................................................    103.125%
2005 and thereafter ......................................    100.000%

     (b) Notwithstanding the foregoing, upon a Change of Control on or prior to August 1, 2000, the Company, at its option, may redeem all but not less than all of the Notes outstanding at a redemption price equal to 112 1/2% of the aggregate principal amount of the Notes so redeemed plus accrued interest, if any, to the date of such redemption. In addition, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to August 1, 2000 at a redemption price equal to 112 1/2% of the aggregate principal amount so redeemed, plus accrued interest to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $65,000,000 of the principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

     7. NOTICE OF REDEMPTION.

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

     8. OFFERS TO PURCHASE.

     The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase the Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

     9. REGISTRATION RIGHTS.

     Pursuant to the Registration Rights Agreement among the Company, the Guarantors and CIBC Oppenheimer Corp. and Lazard Freres & Co. LLC, as initial purchasers of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     10. DENOMINATIONS, TRANSFER, EXCHANGE.

     The Notes are in registered form in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange of any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     11. PERSONS DEEMED OWNERS.

     The registered Holder of this Note may be treated as the owner of it for all purposes.

     12. UNCLAIMED MONEY.

     If money for the payment of principal of, premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After such payment, Holders entitled to money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another person.

     13. AMENDMENT, SUPPLEMENT AND WAIVER.

     Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the interests of the Holders in any material respect.

     14. SUCCESSOR ENTITY.

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

     15. DEFAULTS AND REMEDIES.

     Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company, may declare to be immediately due and payable, the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts with respect to the Notes shall become due and payable upon the first to occur of an acceleration of amounts under or in respect of the Credit Facility or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (a) all Events of Default, other than nonpayment of principal, premium, if any, or interest, that has become due solely because of acceleration, have been cured or waived as provided in the Indenture; (b) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (c) if the recission would not conflict with any judgement or decree. In case an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company or any Significant Subsidiary occurs, the principal, premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

     16. TRUSTEE DEALINGS WITH THE COMPANY.

     The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, and perform services or otherwise deal with the Company, any Guarantor or their respective Affiliates, as if it were not the Trustee.

     17. NO RECOURSE AGAINST OTHERS.

     As more fully described in the Indenture, a stockholder, officer, employee, director or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

     18. DEFEASANCE AND COVENANT DEFEASANCE.

     The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

     19. ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     20. CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. GOVERNING LAW.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

     THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: ENTEX INFORMATION SERVICES, INC., Six

International Drive, Rye Brook, New York 10573, Attention: General Counsel.

     22. GUARANTEES BY SUBSIDIARIES.

     The Notes are guaranteed by certain Subsidiaries for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

     23. THE GLOBAL NOTE

     So long as this Global Note is registered in the name of the Depository or its nominee, members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depository or the Trustee as its custodian, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purpose. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or (ii) impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

     The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

     Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Excess Proceeds Offer, an Exchange Offer or an exchange for Physical Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount at Maturity of $1,000 or an integral multiple of $1,000.*



----------

*    Include for Global Notes only.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at Maturity of this Global Note shall be ($______________). The following decreases/increases in the principal amount of this Global Note have been made:

                                                                Notation
                                            Total Principal     Made by
Date of       Decrease in    Increase in    Amount Following    or on
Decrease/     Principal      Principal      such Decrease/      Behalf of
Increase      Amount         Amount         Increase            Trustee
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                             ]*

----------

*    Include for Global Notes only.

                                   ASSIGNMENT

I or we assign and transfer this Note to:

    (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:__________            Your Signature:_________________________________
                                          (Sign exactly as your name
                                          appears on the other side
                                          of this Note)

                           Signature Guarantee:____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.16 of the Indenture, check the appropriate box:

             [  ] Section 4.09          [  ] Section 4.16

If you want to have only part of the Note purchased by the Company pursuant to
Section 4.09 or Section 4.16 of the Indenture, state the amount (in an integral multiple of $1,000) you elect to have purchased: $

Date: __________              Your Signature:________________________________
                                             (Sign exactly as your name
                                             appears on the other side of
                                             this Note)

                              Signature Guaranteed:__________________________

                                                                       EXHIBIT B


                         [FORM OF LEGEND FOR 144A NOTE]



     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S (WITHIN THE MEANING OF RULE 903 (c) (2) OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144 (k) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A LETTER SIGNED BY SUCH INVESTOR CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE PURSUANT TO CLAUSES (D) AND (F) ABOVE, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSAC-

TION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                       [FORM OF ASSIGNMENT FOR 144A NOTE]

I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

     [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

     or

     [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.14 and 2.15 of the Indenture shall have been satisfied.

Date:  __________             Your Signature:________________________________
                                             (Sign exactly as your name
                                             appears on the other side of
                                             this Note)

                              Signature Guarantee:___________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________          _________________________________________________
                           NOTICE: To be executed by an executive officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

     THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

     [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

     or

     [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.14 and 2.15 of the Indenture shall have been satisfied.

Date: ___________              Your Signature:________________________________
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Note)

                               Signature Guarantee:___________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:__________        __________________________________________________
                        NOTICE: To be executed by an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note or Regulation S Note) in substantially the following form:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


[Trustee]
[Address]

             Re:  ENTEX INFORMATION SERVICES, INC. ( the "Company")
                  12 1/2% Senior Subordinated Notes due 2006 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed purchase of Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, the Notes have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction, and the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date (the "Resale Restriction Termination Date") which is two years (or such shorter period as may be required by Rule 144(k) (or any successor provision) under the Securities Act) after the later of the original issuance of the Notes or the last date on which the Company or any affiliate (within the meaning of Rule 144 under the Securities Act) of the Company was the owner of such securities (or any predecessor thereto), we will do so only (a) to the Company or any of its subsidiaries, (b) pursuant to an effective registration statement under the Securities Act, (c) for so long as such securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), in accordance with Rule 144A to a "qualified institutional buyer" (as defined in Rule
     144A), (d) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (e) to non-U.S. Persons outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes prior to the Resale Restriction Termination Date pursuant to clauses (d) or (f) in paragraph 2 above, we will be required to deliver to the Trustee and the Company such certifications, legal opinions and other information as either of them may reasonably require to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We acknowledge that the Trustee and the Company will rely upon the truth and accuracy of such information, and we agree that if any such information is no longer accurate, we shall promptly notify the Trustee and the Company.

          4. We are an institutional "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          6. We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

     You, the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]



                              By:
                                  --------------------------------
                                     Authorized Signature

                                                                       EXHIBIT F

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

[Trustee]
[Address]


Attention:

             Re:  ENTEX INFORMATION SERVICES, INC. (the "Company")
                  12 1/2% Senior Subordinated Notes due 2006 (the "Notes")

Dear Sirs:

    In connection with our proposed sale of $ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          1. the offer of the Notes was not made to a U.S. person or to a person in the United States;

          2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
     (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          5. we have advised the transferee of the transfer restrictions applicable to the Notes.

     You, the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferee]



                                          By:
                                             -------------------------------
                                                Authorized Signature

                                                                       EXHIBIT G


                               [FORM OF GUARANTEE]

     The undersigned (the "Guarantor") hereby unconditionally guarantees, jointly and severally with all other guarantors under the Indenture dated as of July 29, 1998 by and among ENTEX Information Services, Inc., a Delaware corporation, the Guarantors named therein and Marine Midland Bank, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in
Article 10 of the Indenture, and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                                     [GUARANTOR]



                                     By:_______________________________
                                        Name:__________________________
                                        Title:_________________________



                                       G-1